Exhibit 77C
          The Growth Fund of Spain, Inc.
          Form N-SAR for the period ended 05/31/98
          File No. 811-6022


          A special meeting of Registrant's shareholders was held on December 3, 1997. Votes regarding the items submitted to shareholder vote are set forth below.

          Item 1:  Election of Members to the Board

                   Gregory L. Melville

                       Vote             Number
                       ----             -----------
                       FOR                8,663,028
                       WITHHELD

                   Moritz A. Sell

                       Vote             Number
                       ----             -----------
                       FOR                8,663,028
                       WITHHELD

          Item 2:  Selection of Independent Auditors

                       Vote             Number
                       ----             -----------
                       FOR                7,033,882
                       AGAINST              195,292
                       ABSTAIN            3,533,457

          Item 3A:  New Investment Management Agreement

                       Vote             Number
                       ----             -----------
                       FOR                7,839,686
                       AGAINST            2,911,159
                       ABSTAIN              352,237

          Item 3B:  New Sub-Advisory Agreement

                       Vote             Number
                       ----             -----------
                       FOR                7,821,002
                       AGAINST            2,907,269
                       ABSTAIN              374,811